First Note Security Agreement
GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of the __________ day of February, 2012 (the “Security Agreement”)

BETWEEN:

FIRST LIBERTY POWER CORP., a Nevada corporation with its principal offices at 7251 West Lake Mead Boulevard, Suite 3900, Las Vegas, Nevada 89128
(the “Debtor”)

AND:

TANGIERS INVESTORS, LP, a Delaware limited partnership with principal offices at 402 West Broadway, Suite 400, San Diego, California 92101
(the “Secured Party”)

WHEREAS:

A.           By the terms of that certain Note Purchase Agreement, dated February __, 2012 (the “Agreement”) and that certain Convertible Secured Promissory Note, dated February __, 2012 (the “Secured Note”) between the Debtor and the Secured Party (the “Secured Note”) the Secured Party agreed to transfer to Debtor the sum of One Hundred Thousand Dollars ($100,000.00) to Debtor in exchange for Debtor’s issuance of the Secured Note (in the stated principal amount of $102,500.00 with interest in arrears on the unpaid principal balance at an annual rate equal to eight percent (8.00%)) and a grant of the security interest in favour of Secured Party as provided by this Security Agreement. This General Security Agreement is to secure the First Note (as identified in the Agreement).

B.           Debtor warrants and represents that it owns and holds and will own and hold upon issuance of the Secured Note and the grant of the security interest provided hereby, all right, title, and interest to Five Hundred Thousand (500,000) unrestricted, freely-tradable shares of NECA (the “Subject Shares”) and the parties hereto agree that in the event that the outstanding balance of this Secured Note is reduced as a result of the Debtor’s payments to the Secured Party or in the event that the Secured Party successfully completes the conversion of the Secured Note then, provided that there is no outstanding default, the number of Subject Shares securing the Secured Note shall be reduced in increments of one hundred thousand (100,000) share amounts. The Debtor warrants and represents that: it is not and has not been, directly or indirectly, at any time in the 90 days immediately preceding the date of this General Security Agreement, an “affiliate” of NECA.

C.           All of the representations and warranties made by Debtor and contained in the Secured Note are incorporated by reference herein.

Note No. 1  -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP

D.           The parties intend this Security Agreement to secure the obligations of Debtor as recited in the Secured Note.

E.           The Debtor and the Secured Party acknowledge and agree that coincident with the execution and delivery of this General Security Agreement, the parties have also entered into that certain Escrow Agreement, dated February __, 2012 (the “Escrow Agreement”) wherein the Debtor has agreed to deposit the Collateral (described herein) with the Escrow Agent in accordance with the Escrow Agreement.

F.           The Debtor warrants and represents that at all times hereunder, the Debtor owns all right, title, and interest to the Subject Shares with full power to convey title to the Subject Shares and that the Subject Shares are not encumbered by any equitable or legal interest or claim of any third party.

FOR VALUE RECEIVED, the Debtor hereby covenants, agrees, warrants, represents, acknowledges and confirms to and with the Secured Party and creates and grants the mortgage, charges and security interests hereinafter set forth, and the parties hereto covenant and agree with each other, as follows:

1.	DEFINITIONS.

1.1	In this Security Agreement unless there is something in the subject matter or the context necessarily inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)	“Affiliate” means an officer, director, or directly or indirectly, a 10% or more stockholder with such meaning as set forth in Rule 144(a)(1) of the 1933 Act.

(b)	“Business Day” means a day on which the New York Stock Exchange is open for business.

(c)
“Current Assets” means all cash, accounts receivable, inventory and other assets that are likely to be converted into cash, sold, exchanged or expended in the normal course of business within one year or less.

(d)
“Current Liabilities” means debts that are or will become payable within one year or one operating cycle, whichever is longer, and which will require Current Assets to pay.  They usually include accounts payable, accrued expenses, deferred revenue and the current portion of long-term debt.

(e)	“Current Ratio” means the ratio of Current Assets to Current Liabilities.

Note No. 1 -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP

(f)
“Indebtedness” means the indebtedness of Debtor to the Secured Party as recited in the Secured Note including without limitation principal, interest and all costs, charges and expenses of the Secured Party in respect thereof.

(g)	“Liabilities” means, without duplication:

(i)           any obligations payable which under generally accepted accounting principles is shown on the balance sheet as a liability (excluding provisions for deferred income taxes and other provisions or reserves to the extent that such provisions or reserves did not constitute an obligation), except for Subordinated Shareholders Loans;

(ii)           indebtedness secured by any mortgage or lien existing on property owned subject to such mortgage or lien, whether or not the indebtedness secured thereby shall have been assumed;

(iii)           guarantees, endorsements and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any person, firm or corporation;

(iv)           obligations under any contracts for the making of loans, advances or capital contributions to any person, firm or corporation, or for the purchase of any property from any person, firm or corporation, in each case in order to enable such person, firm or corporation primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses.

(h)
“Lien” includes a mortgage, charge, lien, security interest or encumbrance of any sort on an asset, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

(i)	“1933 Act” shall mean the Securities Act of 1933, as amended.

2.	SECURITY INTEREST

For the consideration aforesaid and as security for the payment and performance of the Obligations (as hereinafter defined), the Debtor does hereby:

(a)
all right, title, and interest to Five Hundred Thousand (500,000) unrestricted, freely-tradable shares of New America Energy Corp, a Nevada corporation (the “Subject Shares” or “Collateral”)) and the parties hereto agree that in the event that the outstanding balance of this Secured Note is reduced as a result of the Debtor’s payments to the Secured Party or in the event that the Secured Party successfully completes the conversion of the Secured Note then, provided that there is no outstanding default, the number of Subject Shares securing the Secured Note shall be reduced in increments of one hundred thousand (100,000) share amounts  and granting the Debtor the right to file a Financing Statement (U.C.C. 1) now and at any time hereafter.

All of the Subject Shares shall be deposited with the Escrow Agent in accordance with the Escrow Agreement.

Note No. 1 -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP

3.	OBLIGATIONS SECURED

The security interests herein created (the “Security Interest”) are and shall be general and continuing security for the payment of all indebtedness and liability of Debtor owed to the Secured Party, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof (all of which indebtedness, liability, and obligations are hereinafter collectively called the “Obligations”).

4.	ATTACHMENT

The Debtor acknowledges that the Security Interest attaches upon the execution of this Security Agreement (or in the case of any after acquired property, at the time of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have at the time of acquisition, rights in the Collateral.

5.	NEGATIVE COVENANTS

Notwithstanding any other provision contained in this Security Agreement, the Debtor will not without the express written consent of the Secured Party:

(a)
sell, transfer, dispose of or in any way part with an interest in the Collateral or enter into or cause to become a party to any oral or written agreement that could result in the transfer, assignment or sale of the Collateral.

(b)	create or cause any other person to create or impose, any mortgage, lien, or other encumbrance on or to the Collateral or any portion thereof.

6.	FINANCIAL STATEMENTS

6.1	Financial Statements

The Debtor shall, upon request of the Secured Party, deliver or cause to be delivered to the Secured Party within 20 days of its receipt of a written request from the Secured Party, a Certificate of Reliance and containing such assurances as the Secured Party may reasonably request as to the status of the Collateral and the Debtor’s adherence to this Security Agreement and the terms hereof until the Secured Note has been paid in full.

7.	DEFAULT

7.1	Events of Default

Note No. 1 -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP

7.2	The occurrence of any of the following events shall constitute default hereunder, if such events are not cured by the Debtor within fifteen (15) days following written notice from Secured Party:

(a)	the occurrence of an Event of Default (as defined in this Security Agreement or the Note); and

(b)           a breach of any of the terms of this Security Agreement.

8.	ENFORCEMENT

Upon any default under this Security Agreement, subject to the provisions of the Subordination Agreement, the security hereby constituted will immediately become enforceable.  To enforce and realize on the security constituted by this Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular, but without limiting the generality of the foregoing, the Secured Party may elect to repossess the Collateral and may effect a transfer of the Collateral into the name of the Secured Party and dispose of the Collateral as it reasonably determines to offset any damages and in payment of any amounts due the Secured Party as provided by the Note and otherwise.

   9.   NOTICE

Notice may be given by any party in writing and shall be well and sufficiently given if sent by prepaid registered mail, by delivery, or by facsimile transmission to the party for whom it is intended, at the address or transmitted to the facsimile number herein provided, or to such other address or to such other facsimile number as may be set forth in any notice given pursuant to these notice provisions from time to time.  Any such notice shall be deemed to have been given and received:

(a)	if delivered, when delivered;

(b)	if mailed by prepaid registered mail when there is no known or anticipated disruption of postal services, on the third Business Day following that on which it was mailed; and

(c)	if sent by facsimile transmission, on the close of business on the day on which it was transmitted.

10.	SATISFACTION AND DISCHARGE

The Debtor shall be entitled to a release and discharge of this Security Agreement: (i) upon full payment and satisfaction of all obligations recited in the Note, or (ii) upon full payment and satisfaction of the Secured Note.

Note No. 1 -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP

11.	ENUREMENT AND SURVIVAL

This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.  All of the representations and warranties made in this Security Agreement and those made in the Secured Note shall survive the execution and delivery of this Security Agreement and the Secured Note and continue until all obligations recited in the Secured Note have been satisfied in full.

12.	INTERPRETATION

12.1	Defined Terms

In this Security Agreement:

(a)	“Collateral” means all rights and interests in an to the Collateral including, but not limited to, all dividends accruing thereby.

(b)
“Debtor” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and, if more than one, shall apply to and be binding upon each of them jointly and severally.

12.2	General and Survival

Words and expressions used herein that have been defined hereby shall be interpreted in accordance with their respective meanings given hereby whether expressed herein with or without initial capital letters and whether in the singular or the plural unless otherwise defined herein or unless the context otherwise requires, and wherever the context so requires in this Security Agreement the singular shall be read as if the plural were expressed, and vice-versa, and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.  All of the representations made in this Security Agreement shall survive and continue for a period of three (3) years after the date hereof.

12.3	Severability

Should any provision of this Security Agreement be declared or held invalid or unenforceable in whole or in part or against or with respect to the Debtor by a court of competent jurisdiction, such invalidity or unenforceability will not affect the validity or enforceability of any or all of the remaining provisions of this Security Agreement which will continue in full force and effect and be construed as if this Security Agreement had been executed without the invalid or unenforceable provision.

Note No. 1 -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP

12.4	Headings and Exhibit

The headings of the sections and clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.  Exhibit A attached hereto is incorporated by reference herein.

12.5	Governing Law

This Security Agreement shall be governed by the laws of Nevada as if this Security Agreement were executed and all actions contemplated under the Note, this Security Agreement, and both of them were fully performed within the State of Nevada.

12.6	Entire Agreement

This Security Agreement supersede all prior agreements, whether written or oral, between the parties hereto or thereto with respect to their subject matter and constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to such subject matter.  This Security Agreement may not be amended, supplemented or otherwise modified except by the written agreement executed by the party to be charged with amendment.

13. MISCELLANEOUS

(a)
The Debtor hereby authorizes the Secured Party to file such financing statements and financing change statements as the Secured Party may deem appropriate to perfect on an ongoing basis and continue the Security Interest.

[The remainder of this page has been left intentionally blank.]

Note No. 1 -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP

IN WITNESS WHEREOF this Security Agreement has been executed as of the day and year first above written.

TANGIERS INVESTORS, LP

By:	_________________________
Michael Sobeck

FIRST LIBERTY POWER CORP.

By:	_________________________

Name:	_________________________

Title:	_________________________

WITNESS:	_________________________

NAME OF WITNESS: ______________________

[SIGNATURE PAGE TO GENERAL SECURITY AGREEMENT]

Note No. 1 -- Security Agreement to
Convertible Secured Promissory Note
February 2012: Tangiers Investors, LP